SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2004

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado		80401
(Address of principal executive offices)		Zip Code

(303) 233-3500
(Registrant’s telephone number)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 5.02. Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers

The Company appointed Edward J. Bernica, 55, as Chief Financial Officer, effective as of August 30, 2004.  Mr. Bernica has more than 25 years of experience in finance, strategic planning and business operations.  Most recently, Mr. Bernica acted as consultant for several companies regarding financial and operational matters with a focus on strategic planning, financial modeling and acquisitions.  From 2001 to 2003, he was President, Chief Executive Officer and a Director of Energy West Inc, (NASDAQ: EWST), a regulated public utility based in Great Falls, Montana.  He served previously as Chief Financial Officer of Energy West from 1994 to 2001, and as Chief Operating Officer from 1999 to 2001.  Prior to Energy West, Inc., Mr. Bernica held several senior level positions at U.S. WEST and its affiliates and Internorth, Inc.

Mr. Bernica has served as director for many boards, including Mid-West Energy Association, the Montana Community Foundation, American Gas Finance Company, United Way and University of Great Falls. He received his bachelor’s of science degree in electrical engineering from the University of Kansas, Lawrence, Kansas, and his master’s in business administration from Creighton University, Omaha, Nebraska.

Item 9.01 Financial Statements and Exhibits

The Exhibit index on page 4 of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.
(Registrant)

Date: September 1, 2004	By:	/s/Gene Warren
Gene Warren
Chief Executive Officer

Exhibit Index

(All exhibits are filed electronically)

Exhibit 99.1

Press release dated August 30, 2004.